Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We do hereby consent to the use of in this Registration Statement of Moneyflow Systems International Inc. on Form SB-2 of our following reports:

a. Independent Auditors' Report dated January 15, 2002, re-issued June 10, 2002, relating to the October 31, 2001 and 2000 financial statements of Security Bancorp Inc.

b. Independent Accountants' Review Report dated March 18, 2002, re-issued April 24, 2002 and June 10, 2002, relating to the January 31, 2002 and 2001 financial statements of Security Bancorp Inc.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Moffitt & Company, P C
Scottsdale, Arizona

June 13, 2002